Exhibit 99.1

Conference call:	Today, Wednesday, March 15, 2006 at 10:15 A.M. EST
Webcast / Replay URL:	http://www.ebix.com - archived for 90 days
Dial-in numbers:	800/205-6183 or 415/908-6288

FOR IMMEDIATE RELEASE

EBIX 2005 NET INCOME RISES 93% TO A RECORD $4.3 MILLION,

OR $1.38 PER SHARE, ON A 21% REVENUE INCREASE

- 2005 Cash Flow From Operations Increases 95% to $5.5 million -

ATLANTA, GA – March 15, 2006 — Ebix, Inc. (NASDAQ: EBIX), a leading international provider of software services and IT solutions to the insurance industry, today reported financial results for the fourth quarter (Q4 ‘05) and year ended December 31, 2005.

Ebix’s total revenue rose 20.6% to $24.10 million in 2005, compared to $19.98 million in 2004. Ebix’s operating income rose 93.3% to $4.65 million in fiscal 2005, compared to operating income of $2.40 million in fiscal 2004. In 2005, the Company’s net income rose 92.9% to $4.32 million, or $1.38 per diluted share, compared to net income of $2.24 million, or $0.72 per diluted share, in 2004. Results for both 2005 and 2004 were based on 3.1 million weighted average diluted shares outstanding.

Ebix’s Q4 ‘05 revenue rose 8% to $6.16 million, compared to $5.71 million during Q4 ‘04. The Company reported Q4 ‘05 net income of $0.94 million, or $0.30 per diluted share, versus Q4 ‘04 net income of $0.10 million, or $0.03 per diluted share. Q4 ‘05 results were based on 3.1 million weighted average diluted shares outstanding during the period, compared to 3.2 million in Q4 ‘04.

Ebix President and Chief Executive Officer Robin Raina, commented, “2005 was a year of tremendous achievement for Ebix. Despite the ongoing, anticipated decline in our legacy business, we were able to grow revenue 21% and nearly double net income and earnings per share, achieving new records for our Company. We are especially pleased that in 2005, Ebix further enhanced our balance sheet, generating $5.5 million in operating cash flow, including the repayment in full of the $3.5 million outstanding on our line of credit.”

“During 2005, we deployed our carrier system offering BRICS both in the United States and in Europe, and significantly expanded our broker systems customer base in Australia, the United States and Europe.”  Mr. Raina added, “We also grew our presence in the markets both in the United States life sector, as well as in the property and casualty exchange markets in Australia. In 2006, we intend to continue our efforts to position Ebix as an insurance services provider focused on delivering end-to-end services and convergence.”

“We continue to expand the geographic scope of our business around the world, and we are especially proud of obtaining the coveted CMMI Level 5 certification from Carnegie Mellon last year, the highest possible certification level for software engineering excellence.”  Mr. Raina concluded, “Our current cash position allows us the flexibility to pursue potential acquisition candidates. We expect some industry consolidation in the near term and, when feasible, we will seek complementary acquisitions for our insurance services portfolio.”

About Ebix

A CMMI 5 Company, Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry. Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in Singapore, Australia, the US, New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents. Ebix’s focus on quality has enabled its development unit in India to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model Integrated (CMMI). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India. For more information, visit the Company’s Web site at www.ebix.com.

Safe Harbor for Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward-looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives. The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2004, included under “Item 1. Business—Risk Factors.”  Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward-looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.

 (financial tables follow)

Ebix, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share amounts)

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$6,733	$5,843
Restricted cash	—	3,000
Accounts receivable, less allowances of $11 and $13	3,502	3,256
Other current assets	444	587
Total current assets	10,679	12,686
Property and equipment, net	1,488	1,450
Goodwill	12,204	12,669
Intangibles, net	3,293	4,234
Other assets	317	296
Total assets	$27,981	$31,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$—	$3,500
Accounts payable and accrued expenses	1,962	1,781
Accrued payroll and related benefits	1,450	1,522
Current portion of long term debt	969	977
Deferred revenue and deposit liabilities	2,794	2,989
Total current liabilities	7,175	10,769
Long term debt, less current portion	1,844	2,796
Redeemable common stock	1,461	4,262
Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 500,000 and 2,000,000 shares authorized, no shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	—	—
Common stock, $.10 par value, 10,000,000 and 40,000,000 shares authorized, 2,740,516 and 2,911,154 issued and outstanding at December 31, 2005 and December 31, 2004, respectively	273	291
Additional paid-in capital	92,825	92,717
Deferred compensation	(285)	(376)
Accumulated deficit	(75,689)	(80,011)
Accumulated other comprehensive income	377	887
Total stockholders’ equity	17,501	13,508
Total liabilities and stockholders’ equity	$27,981	$31,335

Ebix, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003
Cash flows from operating activities:
Net income	$4,322	$2,240	$1,669
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,321	1,185	442
Stock based compensation	(7)	71	50
Restricted stock compensation	57	—	—
Provision for doubtful accounts	9	108	14
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	(255)	(841)	1,062
Other assets	122	(99)	(46)
Accounts payable and accrued expenses	181	(49)	(55)
Accrued payroll and related benefits	(72)	25	945
Deferred revenue	(195)	170	(738)

Net cash provided by operating activities	5,483	2,810	3,343
Cash flows from investing activities:
Acquisition of LifeLink, net of cash acquired	—	(4,763)	—
Acquisition of Heart, net of cash acquired	—	(3,393)	—
Capital expenditures	(484)	(366)	(555)
Net cash used in investing activities	(484)	(8,522)	(555)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net of issuance costs	—	2,977	—
Repurchase of stock guarantee	(2,700)	—	—
Proceeds borrowing related to line of credit	—	3,500	—
Payments on line of credit	(3,500)	—	—
Restricted cash	3,000	(3,000)	—
Proceeds from exercise of stock options	131	82	148
Payments for capital lease obligations	—	(73)	(114)
Payments of long term debt	(960)	—	—

Net cash provided by (used in) financing activities	(4,029)	3,486	34
Effect of foreign exchange rates on cash and cash equivalents	(80)	154	100
Net change in cash and cash equivalents	890	(2,072)	2,922

Cash and cash equivalents at the beginning of the year	5,843	7,915	4,993
Cash and cash equivalents at the end of the year	$6,733	$5,843	$7,915
Supplemental disclosures of cash flow information:
Interest paid	$177	$86	$17
Income taxes paid	281	386	341

Supplemental schedule of noncash investing activities:

During the first quarter of 2004, the Company purchased all of the capital stock of LifeLink Corporation for consideration which included 200,000 shares of common stock valued at $3,000,000, cash of $5,000,000, and a note payable of $2,226,000. The Company also capitalized approximately $128,000 of transaction costs in conjunction with the acquisition.

During the third quarter of 2004, Ebix Australia Pty Ltd. acquired the operating assets of Heart Consulting Services PTY Ltd. in exchange for an aggregate purchase price (in Australian dollars) of A$10,175,000 ($7,116,000 USD) (based on the exchange rate as published by the Reserve Bank of Australia on July 1, 2004 of A$0.6994 per United States Dollar (“USD”)) payable as follows: A$5,175,000 ($3,619,000 USD) in cash at closing, A$2,000,000 ($1,399,000 USD) payable under stand-by letters of credit issued by the Company’s lender on the Company’s line of credit in three equal annual installments on each of the first, second and third anniversaries of the closing (the “Deferred Payments”), and A$3,000,000 ($2,098,000 USD) payable in 157,728 shares of common stock of Ebix issued at the closing. The Company also capitalized approximately $241,000 of transaction costs in conjunction with the acquisition.

Ebix, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Revenue:
Software	$218	$135	$1,218	$869
Services and other	5,948	5,582	22,882	19,114
Total revenue	6,166	5,717	24,100	19,983

Operating expenses:
Services and other costs	1,412	1,456	5,915	5,341
Product development	799	814	3,258	3,016
Sales and marketing	526	475	2,073	1,602
General and administrative	1,955	2,483	6,883	6,433
Amortization and depreciation	356	375	1,321	1,185
Total operating expenses	5,048	5,603	19,450	17,577
Operating income	1,118	114	4,650	2,406

Interest income	4	81	294	151
Interest expense	49	(114)	(308)	(222)
Foreign exchange gain (loss)	(78)	43	(20)	48

Income before income taxes	1,093	124	4,616	2,383
Income tax expense	(149)	(21)	(294)	(143)

Net income	$944	$103	$4,322	$2,240

Basic earnings per common share	$0.35	$0.03	$1.55	$0.80
Diluted earnings per common share	$0.30	$0.03	$1.38	$0.72

Basic weighted average shares outstanding	2,736	2,906	2,789	2,784

Diluted weighted average shares outstanding	3,114	3,223	3,121	3,104

CONTACTS

Robin Raina, President/CEO	David Jacoby, Robert Rinderman
Ebix, Inc.	Jaffoni & Collins Incorporated
678/281-2020	212/835-8500 or EBIX@jcir.com

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